SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2007

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland		21117
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410)-581-8042

(Former name or former address, if changed since last report.)

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Item 8.01 Other Events

The Medifast Annual Meeting of Shareholders was held on September 7, 2007 at the Breakers Hotel, located at One South County Rd., Palm Beach, Florida, 33480. The shareholders voted the following directors to the Board of Directors of Medifast, Inc.

Class I Directors:

Charles P. Connolly** (94% of shareholders voted FOR)
Bradley T. MacDonald (94% of shareholders voted FOR)
Donald F. Reilly** (95% of shareholders voted FOR)

Class I Directors will hold office for a three-year period until 2010.

Directors elected for a one year term:

Richard T. Aab** (95% of shareholders voted FOR)
Dennis M. McCarthy** (95% of shareholders voted FOR)
Michael S. McDevitt (95% of shareholders voted FOR)

** Independent Director; independence in accordance and as determined by the rules of the New York Stock Exchange. After the election, the Company has seven independent directors and three non-independent directors.

Additionally, the shareholders approved the appointment of Bagell, Josephs, Levine & Company, LLC, an independent member of the RSM McGladrey Alliance, as the Company’s independent auditors for the fiscal year ending December 31, 2007.

Finally, the shareholders empowered the Board of Directors to amend the Company’s bylaws to elect a Vice-Chairman to the Board of Directors.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 7, 2007, Mr. Michael J. McDevitt announced his resignation from the Board of Directors of Medifast, Inc. This resignation was planned per the Company’s July 23, 2007 Proxy Statement (DEF-14A) filing with the Securities and Exchange Commission. Michael J. McDevitt will be replaced on the Board of Directors by Michael S. McDevitt, the Company’s Chief Executive and Chief Financial Officer. Michael S. McDevitt received ratification by 95% shareholders to serve a one year term as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Date: September 24, 2007	By:	/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer and Chief Financial Officer